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                                                                     Exhibit 5.1


                             [Letterhead of Dechert]



May 9, 2002


B&G Foods, Inc.
Four Gatehall Drive, Suite 110
Parsippany, NJ 07054


         Re:      Form S-4 Registration Statement
                  REGISTRATION NO. 333-86062
                  --------------------------------

Gentlemen and Ladies:

We have acted as counsel to B&G Foods, Inc., a Delaware corporation (the "Company"), BGH Holdings, Inc., a Delaware corporation, RWBV Acquisition Corp., a Delaware corporation, Bloch & Guggenheimer, Inc., a Delaware corporation, Polaner, Inc., a Delaware corporation, Trappey's Fine Foods, Inc., a Delaware corporation, Maple Grove Farms of Vermont, Inc., a Vermont corporation, Les Produits Alimentaires Jacques Et Fils, Inc., a Quebec corporation, Heritage Acquisition Corp., a Delaware corporation and William Underwood Company, a Massachusetts Voluntary Association (each a "Guarantor" and collectively the "Guarantors") in connection with the preparation and filing by the Company and the Guarantors of a Registration Statement on Form S-4 (Registration No. 333-86062) (the "Registration Statement"), with the Securities and Exchange Commission for the purpose of registering an aggregate principal amount of $220,000,000 of the Company's 9 5/8% Senior Subordinated Notes Due 2007, Series D, (the "Exchange Notes") and the Guarantors' guarantees thereof (the "Exchange Guarantees") under the Securities Act of 1933, as amended (the "Securities Act"). The Exchange Notes are to be issued in exchange for an equal aggregate principal amount of the Company's outstanding registered 9 5/8% Senior Subordinated Notes Due 2007, Series B, and its outstanding unregistered 9 5/8% Senior Subordinated Notes Due 2007, Series C, (collectively, the "Existing Notes") pursuant to the Registration Rights Agreement, dated as of March 7, 2002, among the Company, the Guarantors, Lehman Brothers Inc. and Fleet Securities, Inc., which Registration Rights Agreement has been filed as Exhibit
10.13 to the Registration Statement. The Exchange Notes and the Exchange Guarantees are to be issued pursuant to the terms of the Indenture, dated as of March 7, 2002 (the "Indenture") among the Company, the Guarantors and The Bank of New York, as trustee (the "Trustee"), which Indenture is filed as Exhibit 4.4 to the Registration Statement. The Indenture is to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA").

In connection with the foregoing, we have reviewed such records, documents, agreements and certificates, and examined such questions of law, as we have considered necessary or appropriate for the purpose of this opinion letter. In making our examination of records, documents, agreements and certificates, we have assumed the authenticity of the same, the correctness of the information contained therein, the genuineness of all signatures, the authority of all persons entering and maintaining records or executing documents, agreements and certificates (other than persons executing documents, agreements and certificates on behalf of the Company and the Guarantors), and the conformity to authentic originals of all items submitted to us as copies (whether certified, conformed, photostatic or by other electronic means) of records, documents, agreements or certificates. In rendering

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B&G Foods, Inc.
May 9, 2002
Page 2

our opinions, we have relied as to factual matters upon certificates of public officials and certificates and representations of officers of the Company and the Guarantors.

We have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legal, valid and binding agreement of the Trustee. In addition, we have assumed that there will be no changes in applicable law between the date of this opinion and the date of issuance and delivery of the Exchange Notes and the Exchange Guarantees.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

1. The Exchange Notes have been duly authorized by the Company. When (a) the Registration Statement has been declared effective, (b) the Indenture has been duly qualified under the TIA, (c) the Exchange Notes have been duly executed by the Company and (d) the Exchange Notes have been duly authenticated by the Trustee in accordance with the terms of the Indenture and issued and delivered in exchange for the Existing Notes in accordance with the terms set forth in the prospectus included in the Registration Statement, then, upon the occurrence of all of the foregoing, the Exchange Notes will constitute valid and binding obligations of the Company, as issuer, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other similar laws affecting creditors' rights generally or debtors' obligations generally, general principles of equity (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

2. The Exchange Guarantees have been duly authorized by each respective Guarantor. When (a) the Registration Statement has been declared effective, (b) the Indenture has been duly qualified under the TIA, (c) the Exchange Notes have been duly executed by the Company, (d) the Exchange Notes have been duly authenticated by the Trustee in accordance with the terms of the Indenture and issued and delivered in exchange for the Existing Notes in accordance with the terms set forth in the prospectus which is included in the Registration Statement and (e) the Exchange Guarantees have been duly executed by the Guarantors, then, upon the occurrence of all of the foregoing, the Exchange Guarantees will constitute valid and binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other similar laws affecting creditors' rights generally or debtors' obligations generally, general principles of equity (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.


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B&G Foods, Inc.
May 9, 2002
Page 3

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware, Chapter 182 of the General Laws of Massachusetts, the federal laws of the United States of America and the laws of the State of New York, and we express no opinion as to the laws of any other jurisdiction. For the purposes of our opinion with respect to the due authorization of any of the Exchange Guarantees by any Guarantor not incorporated or organized in Delaware or Massachusetts, we have assumed that the corporate law of the jurisdiction of incorporation or organization of such entities is identical to that of Delaware.

The opinions expressed herein are rendered to the Company and the Guarantors in connection with the filing of the Registration Statement and for no other purpose. The opinions expressed herein may not be used or relied on by any other person, and neither this letter nor any copies thereof may be furnished to a third party, filed with a government agency, quoted, cited or otherwise referred to without our prior written consent, except as noted below.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name in the prospectus contained therein, under the caption "Legal Matters." In giving such consent we do not thereby admit that we come within the category of persons whose consent is required under the Securities Act or the rules and regulations promulgated thereunder.


Very truly yours,

/s/ Dechert